Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 15, 2022 with respect to the consolidated financial statements of Locafy Limited on Form 20-F as of June 30, 2022, which is incorporated by reference in this Registration Statement.

We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON AUDIT PTY LTD

Perth, Western Australia, Australia

May 18, 2023